    As Filed With the Securities and Exchange Commission on November 14, 1997
================================================================================
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                           KOFAX IMAGE PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                     33-0114967
 (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                     Identification No.)

                    3 Jenner Street, Irvine, California 92618
               (Address of Principal Executive Offices) (Zip Code)

                              --------------------

                        1997 EMPLOYEE PURCHASE STOCK PLAN

                           1997 STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS

                    1996 INCENTIVE STOCK OPTION, NONQUALIFIED
                           STOCK OPTION AND RESTRICTED
                               STOCK PURCHASE PLAN

                    1992 INCENTIVE STOCK OPTION, NONQUALIFIED
                           STOCK OPTION AND RESTRICTED
                               STOCK PURCHASE PLAN

                              --------------------

                                David S. Silver,
          President, Chief Executive Officer and Chairman of the Board
                           Kofax Image Products, Inc.
                   3 Jenner Street, Irvine, California 92618
                    (Name and address of agent for service)
                                 (714) 727-1733
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                               K.C. Schaaf, Esq.
                           Christopher P. Ivey, Esq.
         Stradling, Yocca, Carlson & Rauth, a Professional Corporation
     660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (714) 725-4000

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                        Proposed Maximum      Proposed Maximum
Title of Securities     Amount To Be        Offering         Aggregate Offering         Amount of
 To Be Registered      Registered(1)     Price Per Share            Price           Registration Fee
=======================================================================================================
   Common Stock,
  $0.001 par value   1,267,562 shares          (2)             $10,093,689(1)           $3,058.69
=======================================================================================================

(1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the 1992 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan (the "1992 Plan"), the 1996 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan (the

        "1996 Plan"), the 1997 Stock Option Plan for Directors (the "Director Plan"), and the Employee Stock Purchase Plan (the "Purchase Plan").

(2) In accordance with Rule 457(h), the aggregate offering price of 433,912 shares of Common Stock registered hereby which would be issued upon exercise of options granted under the 1992 Plan, the 1996 Plan and the Director Plan is based upon the per share exercise price of such options, the weighted average of which is approximately $4.68 per share. With respect to the remaining 683,650 shares of Common Stock registered hereby which would be issued upon exercise of the remaining options and rights to purchase which Registrant is authorized to issue under its 1992 Plan, 1996 Plan and the Director Plan, the aggregate offering price is estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low price reported by the Nasdaq National Market for the Common Stock on November 12, 1997, which was $9.94 per share. For the purposes of the 150,000 shares of Common Stock to be issued under the Purchase Plan, the aggregate offering price was estimated using a per share price of $8.45, or 85% of $9.94 which price per share is the estimated basis at which the shares will be issued pursuant to the Purchase Plan.


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

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a) The Registrant's Prospectus dated October 10, 1997 filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act").

        (b) The description of the Registrant's Common Stock which is contained in the Registrant's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

        (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document which is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        (a) The Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

        (b) The Company's Bylaws provide that the Company will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and permits the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. The Company has in place liability insurance for its officers and directors.


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

        (c) The Company has entered into separate indemnification agreements with its directors and officers. These agreements require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Company) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' insurance if available on reasonable terms.

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8.  Exhibits.

        The following exhibits are filed as part of this registration statement:

        Number               Description
        ------               -----------
         4.1          Specimen Certificate of the Registrant's Common Stock
                      (incorporated by reference to the same number exhibit to
                      the Registrant's Registration Statement on Form S-1
                      (Registration No. 333-34531)).

         4.2          1992 Incentive Stock Option, Nonqualified Stock Option and
                      Restricted Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-34531)).

         4.3          Form of Incentive Option Agreement pertaining to the 1992
                      Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Registration Statement on Form S-1
                      (Registration No. 333-34531)).

         4.4          Form of Nonqualified Option Agreement pertaining to the
                      1992 Plan (incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form S-1
                      (Registration No. 333-34531)).

         4.5          Form of Restricted Stock Agreement pertaining to the 1992
                      Plan (incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1
                      (Registration No. 333-34531)).

         4.6          1996 Incentive Stock Option, Nonqualified Stock Option and
                      Restricted Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-34531)).

         4.7          Form of Stock Option Agreement pertaining to the 1996 Plan
                      (incorporated by reference to Exhibit 10.6 to the Registrant's Registration Statement on Form S-1
                      (Registration No. 333-34531)).

         4.8          1997 Stock Option Plan for Non-Employee Directors
                      (incorporated by reference to Exhibit 10.8 to the Registrant's


                                    4 of 10

                      Registration Statement on Form S-1 (Registration No.
                      333-34531)).

         4.9          Form of Stock Option Agreement pertaining to the Director
                      Plan (incorporated by reference to Exhibit 10.9 to the Registrant's Registration Statement on Form S-1
                      (Registration No. 333-34531)).

        4.10 1997 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.10 to the Registrant's
                      Registration Statement on Form S-1 (Registration No.
                      333-34531)).

         5.1          Opinion of Stradling Yocca Carlson & Rauth, a Professional
                      Corporation, Counsel to the Registrant.

        23.1          Consent of Stradling Yocca Carlson & Rauth, a Professional
                      Corporation (included in the Opinion filed as Exhibit
                      5.1).

        23.2          Consent of Deloitte & Touche LLP.

        24.1 Power of Attorney (included on signature page to this registration statement).

Item 9.  Undertakings.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i) To include any prospectus required by Section
               10(a)(3) of the Securities Act;

                             (ii) To reflect in the prospectus any facts or
               events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                             (iii) To include any material information with
               respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


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

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act maybe permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 12th day of November, 1997.

                                       KOFAX IMAGE PRODUCTS, INC.


                                       By: /s/ DAVID S. SILVER
                                           -------------------------------------
                                           David S. Silver
                                           Chief Executive Officer and President

                                POWER OF ATTORNEY

        We, the undersigned officers and directors of Kofax Image Products, Inc., do hereby constitute and appoint David S. Silver and Ronald J. Fikert, or either of them, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                             Title                            Date
/s/ DAVID S. SILVER                   Chief Executive Officer,           November 12, 1997
-------------------------------       President and Director
David S. Silver                       (Principal Executive Officer)

/s/ RONALD J. FIKERT                  Chief Financial Officer            November 12, 1997
-------------------------------       (Principal Financial and
Ronald J. Fikert                      Accounting Officer)

/s/ DAVID C. SEIGLE                   Director                           November 12, 1997
-------------------------------
David C. Seigle

                                      Director                           November   , 1997
-------------------------------
B. Allen Lay

/s/ CLIFFORD L. HAAS                  Director                           November 12, 1997
-------------------------------
Clifford L. Haas

/s/ WILLIAM E. DROBSIH                Director                           November 12, 1997
-------------------------------
William E. Drobish

/S/ ALEXANDER P. CILENTO              Director                           November 12, 1997
-------------------------------
Alexander P. Cilento

/s/ DEAN A. HOUGH                     Director                           November 12, 1997
-------------------------------
Dean A. Hough


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
                                  EXHIBIT INDEX

Exhibit                                                                        Sequential
Number                              Description                                Page Number
     4.1  Specimen Certificate of the Registrant's Common Stock (incorporated       --
          by reference to the same number exhibit to the Registrant's
          Registration Statement on Form S-1 (Registration No. 333-34531)).

     4.2  1992 Incentive Stock Option, Non-Qualified Stock Option and               --
          Restricted Stock Purchase Plan (incorporated by reference to
          Exhibit 10.1 to the Registrant's Registration Statement on Form
          S-1 (Registration No. 333-34531)).

     4.3  Form of Incentive Option Agreement pertaining to the 1992 Plan            --
          (incorporated by reference to Exhibit 10.2 to the Registrant's
          Registration Statement on Form S-1 (Registration No.
          333-34531)).

     4.4  Form of Nonqualified Option Agreement pertaining to the 1992              --
          Plan (incorporated by reference to Exhibit 10.3 to the
          Registrant's Registration Statement on Form S-1 (Registration
          No. 333-34531)).

     4.5  Form of Restricted Stock Agreement pertaining to the 1992 Plan            --
          (incorporated by reference to Exhibit 10.4 to the Registrant's
          Registration Statement on Form S-1 (Registration No.
          333-34531)).

     4.6  1996 Incentive Stock Option, Non-Qualified Stock Option and               --
          Restricted Stock Purchase Plan (incorporated by reference to
          Exhibit 10.5 to the Registrant's Registration Statement on Form
          S-1 (Registration No. 333-34531)).

     4.7  Form of Stock Option Agreement pertaining to the 1996 Plan                --
          (incorporated by reference to Exhibit 10.6 to the Registrant's
          Registration Statement on Form S-1 (Registration No.
          333-34531)).

     4.8  1997 Stock Option Plan for Non-Employee Directors (incorporated           --
          by reference to Exhibit 10.8 to the Registrant's Registration
          Statement on Form S-1 (Registration No. 333-34531)).

     4.9  Form of Stock Option Agreement Pertaining to the Director Plan            --
          (incorporated by reference to Exhibit 10.9 to the Registrant's
          Registration Statement on Form S-1 (Registration No.
          333-34531)).

    4.10  1997 Employee Purchase Stock Plan (incorporated by reference to           --
          Exhibit 10.10 to the Registrant's Registration Statement on
          Form S-1 (Registration No. 333-34531)).

     5.1  Opinion of Stradling Yocca Carlson & Rauth, a Professional                 9
          Corporation, Counsel to the Registrant

    23.1  Consent of Stradling Yocca Carlson & Rauth, a Professional                --
          Corporation (included in the Opinion filed as Exhibit 5.1)

    23.2  Consent of Deloitte & Touche, LLP.                                        10

    24.1  Power of Attorney (included on signature page to this                     --
          registration statement)


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